Exhibit 15.1

October 31, 2024
The Board of Directors and Shareholders of
IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702
We are aware that our report dated October 31, 2024, on our review of the interim financial information of IDACORP, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, is incorporated by reference in Registration Statement Nos. 333-125259 and 333-159855 on Form S-8 and Registration Statement Nos. 333-275318 and 333-264984-01 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho